SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant  [ X ]
Filed by a party other than the Registrant [   ]
Check the appropriate box:
[   ]  Preliminary proxy statement
[   ]  Confidential, for use of the Commission only (as permitted by
        Rule 14a-6(e)(2)
[ X ]  Definitive proxy statement
[   ]  Definitive additional materials
[   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      FIRST CHARTER CORPORATION
           (Name of Registrant as Specified in Its Charter)

                      FIRST CHARTER CORPORATION
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of filing fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transactions applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total Fee Paid:
[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing party:
       (4) Date filed:




                   FIRST CHARTER CORPORATION
                     22 Union Street, North
                 Concord, North Carolina 28025

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  to be held on April 28, 1998

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of First Charter
Corporation will be held at the Cabarrus Country Club, located on Weddington Road NW, Concord, North Carolina on Tuesday, April 28,
1998, at 5:00 p.m., for the following purposes:

     1. To elect four directors for three-year terms expiring in 2001, one director for a two-year term expiring in 2000 and two directors for one-year terms expiring in 1999;

     2. To consider and vote upon a proposal to approve the Corporation's 1999 Employee Stock Purchase Plan;

     3. To ratify the action of the Board of Directors in selecting KPMG Peat Marwick LLP as independent public accountants to audit the books of the Corporation for the current year; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Pursuant to the provisions of the North Carolina Business Corporation Act, February 20, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at such Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at such meeting and at any adjournment or adjournments thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return the accompanying proxy promptly, so that your shares may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.

                                   By order of the Board of Directors,
                                   /s/ JAMES W. TOWNSEND, JR.

                                   James W. Townsend, Jr.
                                   Secretary
March 17, 1998

                   FIRST CHARTER CORPORATION
                     22 Union Street, North
                 Concord, North Carolina 28025

                 ______________________________

                        PROXY STATEMENT
                 ______________________________

              1998 Annual Meeting of Shareholders
                  to be held on April 28, 1998

     The following proxy statement, first mailed or delivered to security holders on or about March 17, 1998, is furnished in connection with the solicitation by the Board of Directors of First Charter Corporation (the "Corporation") of proxies for the Annual Meeting of Shareholders of the Corporation to be held on April 28, 1998 at 5:00 p.m. at the Cabarrus Country Club, located on Weddington Road NW, Concord, North Carolina, and at any adjournment or adjournments thereof (the "Annual Meeting"). The principal executive offices of the Corporation are located at 22 Union Street, North, Concord, North Carolina 28025. The Corporation's telephone number is (704) 786-3300. The Corporation owns all of the outstanding capital stock of First Charter National Bank, a national banking association ("FCNB"), and Bank of Union, a North Carolina state-chartered commercial bank ("Union").

     The accompanying form of proxy is for use at the Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of the Corporation or by submitting a proxy having a later date, or it may be revoked by such person appearing at the Annual Meeting and electing to vote in person. All shares of the Corporation's common stock (the "Common Stock") represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted in favor of
(i) electing as directors of the Corporation the seven nominees named in this Proxy Statement, to serve for the periods specified herein, (ii) approving the Corporation's 1999 Employee Stock Purchase Plan and (iii) ratifying the action of the Board of Directors in selecting KPMG Peat Marwick LLP to audit the books of the Corporation for the current year, and will be voted in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

     The entire cost of soliciting these proxies will be borne by the Corporation. In following up the original solicitation of the proxies by mail, the Corporation will request brokers and others to send proxies and proxy material to the beneficial owners of the Common Stock and will reimburse them for their expenses in so doing. If necessary, the Corporation may also use one or more of its regular employees, who will not be specially compensated therefor, to solicit proxies from the shareholders, either in person, by telephone or by mail.



                                  2

     Pursuant to the provisions of the North Carolina Business Corporation Act, as amended, February 20, 1998 has been fixed as the record date in connection with the Annual Meeting and, accordingly, only holders of the 9,310,419 shares of Common Stock of record and outstanding at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters to be voted upon at the Annual Meeting, except that shares held by FCNB, whether or not held in a fiduciary capacity, may not be voted by FCNB in the election of directors. The holders of a majority of the outstanding shares entitled to be cast on a matter must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business on that matter. In accordance with North Carolina law, votes withheld from director nominees and abstentions from voting will be counted for purposes of determining whether a quorum has been reached at the Annual Meeting. Furthermore, pursuant to the rules of certain national securities exchanges or associations, a broker holding shares of Common Stock in nominee or "street" name must in certain circumstances obtain specific voting instructions from beneficial owners of such shares in order to vote such shares. Any such shares represented by a duly executed proxy returned by a broker will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in certain matters where voting instructions were not received ("broker non-votes").

                      PRINCIPAL SHAREHOLDERS

     The following table sets forth each shareholder known to the Corporation to beneficially own more than 5% of the outstanding shares of the Common Stock as of December 31, 1997.

                                              Shares
                                        Beneficially Owned (1)
                                      ----------------------------
Name and Address                       Number     Percent of Class
------------------                    --------    ----------------

First Union National Bank
 of North Carolina
Capital Management Group
401 South Tryon Street
Charlotte, North Carolina 28202      489,669 (2)         5.3%

First Charter National Bank
Post Office Box 228
Concord, North Carolina 28025        964,883 (3)         10.4%
________________________________
(1) Unless otherwise noted, all shares of Common Stock set forth in the table are directly owned, with sole voting and investment power, by such shareholder. The Corporation has obtained certain of the information from schedules filed with the Securities and Exchange Commission pursuant to
     Section 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(2) Includes 381,964 shares held in various fiduciary capacities with respect to which First Union National Bank has shared voting power and 107,705 shares held in various fiduciary capacities with respect to which it has sole voting power. First Union National Bank has shared investment power with regard to 455,521 shares and sole investment power with respect to 33,898 shares.
(3) Includes 873,485 shares held in various fiduciary capacities with respect to which FCNB has sole voting power and 91,398 shares held in various fiduciary capacities with respect to which it has shared voting power. FCNB has sole investment power with respect to 155,159 shares and shared investment power with respect to 98,032 shares.


                                       3



                      ELECTION OF DIRECTORS

     Under the Corporation's Articles of Incorporation and Bylaws, the Board of Directors of the Corporation shall have not fewer than five nor more than twenty-five members as determined from time to time by not less than 75% of the members of the Board of Directors or by the shareholders of the Corporation, and the directors shall be divided into three classes having staggered three-year terms. The Corporation's Bylaws provide that the term of a director shall expire at the first shareholders' meeting following the date on which such director reaches age 70.

     In July 1997, in connection with a reorganization of the Boards of Directors of the Corporation and its subsidiaries, each of Jane B. Brown, Grady S. Carpenter, Robert F. Lowrance, T. David Propst, Robert L. Wall and James B. Widenhouse resigned from, and Thomas R. Revels was elected as a member of, the Board of Directors of the Corporation. Furthermore, in December 1997,
T. Carl Dedmon, John J. Godbold and Charles F. Harry III were elected to the Board of Directors in connection with the merger of Carolina State Bank ("CSB") into FCNB (the "CSB/FCNB Merger"). As a result of these events, currently there are fifteen directors of the Corporation. The terms of eight of these directors expire at the Annual Meeting. In accordance with the Corporation's mandatory retirement age bylaw, Branson C. Jones, whose term expires at the Annual Meeting, is retiring from the Board and is not standing for re-election at the Annual Meeting. The Board of Directors has determined not to fill the vacancy created by Mr. Jones' retirement and, pursuant to the Bylaws, has decreased the number of directors from fifteen to fourteen.

     The Board has nominated for re-election the seven remaining members of the Board of Directors whose terms expire at the Annual Meeting. It is intended that the persons named in the accompanying form of proxy will vote to elect the seven nominees listed below, each to serve until the annual meeting of shareholders in the year indicated or until such person's earlier resignation or retirement or until his successor shall be elected and shall qualify to serve, in each case unless authority to so vote is withheld. Although the Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Accordingly, neither votes withheld from director nominees nor broker non-votes, if any, will have the effect of a "negative" vote with respect to the election of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.









                                       4

     The names of the nominees for election to the Board of Directors and of the continuing directors, their ages, their principal occupations or employment for the past five years, and certain other information with respect to such persons is set forth below.

               Nominees for Terms Expiring in 2001


J. KNOX HILLMAN, JR., age 56, is the principal owner and Chief
Executive Officer of Shuford Insurance Agency, Inc., a general insurance agency. He has been a director since 1984.

LAWRENCE M. KIMBROUGH, age 57, is the President and Chief
Executive Officer of the Corporation and FCNB. He has been a director since 1986.

DR. JERRY E. McGEE, age 55, is President of Wingate University.
Prior to being President of Wingate University, Dr. McGee served as Vice President for Development at Furman University. Dr.
McGee has been a director since 1995.

THOMAS R. REVELS, age 45, has been President and Chief Executive Officer of Novant Health, Inc., Southern Piedmont Region/Presbyterian Healthcare ("Novant"), a healthcare services company, since January 1998. Prior to being President and Chief Executive Officer of Novant, Mr. Revels served as President and Chief Executive Officer of Northeast Medical Center, a healthcare services company, from April 1997 to December 1997. Prior to that time, from May 1994 to April 1997, he served as President and Chief Executive Officer of Cabarrus Memorial Hospital, a healthcare services company. From October 1989 to May 1994, Mr. Revels served as Executive Vice President and Chief Operating Officer of McLeod Regional Medical Center, a healthcare services company. Mr. Revels has been a director since July 1997.

                Nominee for Term Expiring in 2000

CHARLES F. HARRY III, age 61, is President of Grover Industries,
Inc., a textile company. Prior to the CSB/FCNB Merger, Mr. Harry served as Chairman of the Board of CSB. Mr. Harry has been a director since December 1997.

               Nominees for Terms Expiring in 1999

T. CARL DEDMON, age 69, is President of N/S Carolina Storage Systems, Inc., a municipal and industrial storage systems sales company. Prior to the CSB/FCNB Merger, Mr. Dedmon served as a director of CSB. Mr. Dedmon has been a director since December 1997.

JOHN J. GODBOLD, JR., age 56, is the Executive Vice President of
FCNB.  Prior to the CSB/FCNB Merger, Mr. Godbold served as
President and Chief Executive Officer and a director of CSB.  Mr.
Godbold has been a director since December 1997.




                                      5

        Continuing Directors with Terms Expiring in 2000

MICHAEL R. COLTRANE, age 51, is the President and Chief Executive Officer of CT Communications, Inc., a North Carolina telecommunications company. Mr. Coltrane also serves as the Vice Chairman of the Corporation and of FCNB. He served as director of the Corporation from 1983 until 1985 and has currently served as a director since 1988. Mr. Coltrane also serves as a director of CT Communications, Inc.

J. ROY DAVIS, JR., age 64, is the principal owner and Chief Executive Officer of S&D Coffee, Inc., a coffee roasting and beverage distribution firm. He also serves as the Chairman of the Board of the Corporation and FCNB. Mr. Davis has been a director since 1983.

JAMES B. FINCHER, age 68, is the owner and President of Mineral Springs Milling and Farm Supplies, Inc., a provider of wholesale and retail agricultural supplies. He is also the owner and Vice President of Frontier Meat Processing, Inc., a provider of wholesale and retail meat processing services, and Vice President of FAFCO, Inc., a real estate development and rental company.
Mr. Fincher has been a director since 1995.

HUGH H. MORRISON, age 50, is the President of E. L. Morrison Co.,
Inc., a retail building supply company. He has been a director since 1985.

         Continuing Directors With Terms Expiring in 1999

WILLIAM R. BLACK, age 49, is a medical doctor specializing in oncology. He has been a director since 1990.

H. CLARK GOODWIN, age 63, is the President and Chief Executive
Officer of Union.  Mr. Goodwin has been a director since 1995.

FRANK H. HAWFIELD, JR., age 64, is the owner of Firestone Home and Auto Supply Store, a retail home and auto supply company. He is also the Chairman of the Board of Union. Mr. Hawfield has been a director since 1995.

     J. Knox Hillman, Jr.'s daughter, Frances H. Brown, is married to Jane B. Brown's son, Michael B. Brown. No other director has a family relationship as close as first cousin with any other director, nominee for director or executive officer of the Corporation.

Compensation of Directors

     During 1997, each director of the Corporation who was not employed by the Corporation or its subsidiaries (an "outside director") was paid $400 for each meeting of the Board of Directors of the Corporation which such director attended and $200 for each Corporation committee meeting such director attended. In addition, effective as of the third quarter of 1997, each such outside director of the Corporation is paid $250 per quarter for his or her services as a director. The Corporation also maintains the Deferred Compensation Plan for Non-Employee Directors (the "Deferred




                                      6

Compensation Plan"), pursuant to which outside directors may elect to defer all or a portion of such director fees. Such deferred fees may be invested in a cash account, which is credited with interest at an annual rate equal to FCNB's Prime Rate, or in a stock-based account, in which the participant will be credited with units based on the value of shares of Common Stock of the Corporation.
Amounts invested in the stock account are credited with additional amounts representing the value of dividends declared from time to time by the Corporation. Under the Deferred
Compensation Plan, a participant may elect to receive amounts
(payable in cash only) in a lump sum or in equal installments over five years, following the participant's death, disability, retirement from the Board of Directors or any other date selected by the participant which is at least six months following the participant's election date.

     The Corporation also maintains the Stock Option Plan for Non-Employee Directors ("the Director Option Plan"), pursuant to which the Compensation Committee from time to time may grant non-qualified options to purchase the Common Stock to outside directors of the Corporation or a subsidiary. The terms and provisions of any such options, including the termination and/or vesting or accelerated exercise of the options, upon death, disability, retirement or otherwise, is subject to the discretion of the Compensation Committee. The exercise price of any option, however, shall be equal to the fair market value of the Common Stock on the date of grant. In February 1997 and in May 1997, the Compensation Committee granted an option to purchase 600 shares of Common Stock and an option to purchase 1,200 shares of Common Stock, respectively (each as adjusted for the 6-for-5 stock split declared in the second quarter of 1997), to each of the outside directors of the Corporation and its subsidiaries at that time, including Messrs. Black, Coltrane, Davis, Fincher, Jones, Hawfield, Hillman, McGee, and Morrison, as well as Ms. Brown and Messrs. Carpenter, Lowrance, Propst, Wall and Widenhouse. Generally, the options granted to these persons have terms of ten years and are exercisable in cumulative installments of 20% per year over five years, at an exercise price of $17.71 per share and $25.50 per share, respectively (the fair market value on the respective date of grant, as adjusted), except (i) Mr. Fincher's option to purchase 600 shares has a term of five years and is exercisable in cumulative installments of 33 1/3% over three years and will remain exercisable for two years following his retirement from the Board of Directors, (ii) each of Messrs. Jones' and Widenhouse's option to purchase 600 shares has a term of three years and is exercisable in full one year from the date of grant and will remain exercisable for two years following his retirement from the Board of Directors, and (iii) Mr. Carpenter's option to purchase 600 shares has a term of four years and is exercisable in cumulative installments of 50% over two years and will remain exercisable for two years following his retirement from the Board of Directors.

Attendance of Directors

     During 1997, each member of the Board of Directors of the Corporation attended at least 75% of the total number of meetings of the Board of Directors and any committee or committees on which such director served, except for Mr. Revels. The Board of Directors met 11 times during 1997.




                                      7

Committees of the Board of Directors

     The Corporation has Executive, Audit, Compensation and Asset/Liability Management Committees. The Executive Committee reviews the regularly scheduled Board of Directors meeting agendas. This Committee receives various reports from management and makes recommendations based on management reports to the directors at the regularly scheduled Board of Directors meetings. Pursuant to the Corporation's Bylaws, the Executive Committee also serves as the nominating committee. In such capacity, the Executive Committee determines the nominees for director in a given year and may consider written nominations of candidates for election to the Board of Directors submitted by shareholders to the Secretary of the Corporation that are accompanied by certain information regarding such nominees. See "Election of Directors -- Nominations for Director."

     The Audit Committee reviews the work and reports of the Corporation's internal auditors and, on an annual basis, reviews reports of the Corporation's independent auditors and any examinations of regulatory agencies. The Audit Committee also establishes the scope and detail of the audit program, which is conducted by the internal auditors to protect against improper and unsound practices and to furnish adequate protection of all assets and records. It also reviews proposals from the independent public accountants and makes recommendations to the full Board of Directors.

     The Compensation Committee annually reviews and recommends to the Board of Directors salary grade ranges and merit increase guidelines for employees of the Corporation and its subsidiaries. In addition, it recommends to the Board of Directors the annual budget request for all salaries and overtime and specifically recommends to the Board of Directors all executive officers' salaries. It reviews recommendations from management regarding major benefit plans and recommends to the Board of Directors annually the formula for matching contributions to the First Charter Retirement Savings Plan as well as the formula for funding and payments under the Corporation's Executive Incentive Bonus Plan. The Compensation Committee also grants options under and administers the Corporation's Comprehensive Stock Option Plan, the 1998 Employee Stock Purchase Plan and the Stock Option Plan for Non-Employee Directors and will grant options under and administer the Corporation's 1999 Employee Stock Purchase Plan. In order to comply with certain restrictions under Rule 16b-3, the Compensation Committee generally will be composed solely of directors who qualify as "non-employee directors," as that term is defined under Section 16 of the Exchange Act.

     The Asset/Liability Management Committee monitors the financial condition of the Corporation and makes adjustments in policies affecting lending, pricing of services, investment securities and liability positions with a view to current and anticipated interest rates and other economic conditions.




                                      8

     The current members of each Committee are, and the number of meetings held by each Committee during 1997 were, as follows:

     EXECUTIVE (12 meetings)      COMPENSATION COMMITTEE (7 meetings)
     Michael R. Coltrane           Michael R. Coltrane
     J. Roy Davis, Jr., Chairman   J. Roy Davis, Jr.
     H. Clark Goodwin              Frank H. Hawfield, Jr.
     J. Knox Hillman, Jr.          J. Knox Hillman, Jr., Chairman
     Branson C. Jones              Jerry E. McGee
     Lawrence M. Kimbrough
     Hugh H. Morrison


     AUDIT (2 meetings)            ASSET/LIABILITY MANAGEMENT COMMITTEE
     Michael R. Coltrane            (2 meetings)
     James B. Fincher              William R. Black
     Branson C. Jones, Chairman    Michael R. Coltrane
                                   J. Roy Davis, Jr.
                                   H. Clark Goodwin
                                   Lawrence M. Kimbrough
                                   Jerry E. McGee, Chairman
                                   Thomas R. Revels

Nominations for Director

     The Corporation's Bylaws set forth the procedures for a shareholder to follow in order to nominate persons for election to the Board of Directors. Pursuant to these procedures, a shareholder generally may properly bring a nomination before the annual meeting of shareholders in a given year if the shareholder provides written notice to the Corporation's Secretary at least 50 but not more than 75 days prior to the anniversary date of the shareholders' meeting held in the prior year. This notice must set forth certain biographical information relating to each person so nominated by the shareholder. In addition, the notice must set forth such shareholder's beneficial ownership of the Common Stock. In its discretion, the Executive Committee of the Board of Directors may consider such nomination for the Board of Directors' slate of nominees for that year. The Bylaws also set forth the time by which nominations shall be submitted in the event that the annual meeting is held more than 30 days before or 60 days after the anniversary date of the previous year's annual meeting. Finally, the Bylaws set forth under what circumstances a shareholder may bring a nomination for director before a special meeting of shareholders and the time within which such nomination must be submitted. Unless nominations are presented in accordance with these provisions of the Bylaws, they will be disregarded as invalid. Shareholders may obtain a copy of the Corporation's Bylaws from the Corporation, upon written request to First Charter Corporation, Post Office Box 228, Concord, North Carolina, 28026-0228, Attention: Robert O. Bratton, and upon payment of $25.00 to cover the costs of reproduction and mailing.




                                      9

               MANAGEMENT OWNERSHIP OF COMMON STOCK

     The following table presents information regarding the beneficial ownership of the Common Stock as of December 31, 1997 of (i) all current directors and nominees for director, (ii) each executive officer of the Corporation named in the Summary Compensation Table contained elsewhere herein and (iii) all directors, nominees for director and executive officers as a group.

                                      Shares Beneficially Owned (1)
                                    --------------------------------
     Name                            Number           Percent of Class
    -----                           ----------        ----------------

William R. Black                     1,813 (2)               *
Robert O. Bratton                   81,629 (3)               *
Michael R. Coltrane                 74,639 (4)               *
J. Roy Davis, Jr.                   30,453 (2)               *
T. Carl Dedmon                     131,162                  1.42%
James B. Fincher                    39,578 (5)               *
Robert G. Fox                       18,744 (6)               *
John J. Godbold, Jr.                85,957 (7)               *
H. Clark Goodwin                    52,695 (8)               *
Charles F. Harry III                69,067                   *
Frank H. Hawfield, Jr.              16,225 (2)               *
J. Knox Hillman, Jr.                 6,769 (2)               *
Branson C. Jones                    37,320 (9)               *
Lawrence M. Kimbrough               58,524 (10)              *
Edward B. McConnell                  5,616 (11)              *
Jerry E. McGee                      10,514 (2)               *
Hugh H. Morrison                    32,405 (12)              *
Thomas R. Revels                     1,870                   *

All directors, nominees and
executive officers of the
Corporation as a group
(18 persons)                       754,980                  8.05%
_______________
 *Less than 1%.

(1) Unless otherwise noted, the persons named in the table have sole voting and investment power over shares included in the table.
(2) Includes 480 shares represented by options that are currently exercisable or exercisable within 60 days.
(3) Includes 14,632 shares represented by options that are currently exercisable or exercisable within 60 days.
(4) Includes 8,647 shares owned by Mr. Coltrane's spouse as to which he disclaims beneficial ownership and 480 shares represented by options that are currently exercisable or exercisable within 60 days.
(5) Includes 800 shares represented by options that are currently exercisable or exercisable within 60 days.
(6) Includes 12,112 shares represented by options that are currently exercisable or exercisable within 60 days.
(7) Includes 37,544 shares represented by options that are currently exercisable or exercisable within 60 days.
(8) Includes 12,240 shares represented by options that are currently exercisable or exercisable within 60 days.
(9) Includes 1,800 shares represented by options that are currently exercisable or exercisable within 60 days.
(10) Includes 23,944 shares represented by options that are currently exercisable or exercisable within 60 days.
(11) Includes 4,536 shares represented by options that are currently exercisable or exercisable within 60 days.
(12) Includes 260 shares represented by options that are currently exercisable or exercisable within 60 days.



                                     10

                     EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table indicates for the past three years the compensation of the Chief Executive Officer and the four additional most highly compensated executive officers of the Corporation during fiscal year 1997 (the "named executive officers").

                                                       Long Term
                      Annual Compensation            Compensation
                                                        Awards
                                          Other       Securities
                                          Annual      Underlying    All Other
Name and             Salary    Bonus   Compensation  Options/SARs Compensation
Principal     Year    ($)       ($)       ($)         (#)(1)         ($)
Position(s)
-----------   ----  --------  -------  -----------  ------------  ------------
Lawrence M.
Kimbrough     1997  $156,546  $120,900 (2)              3,900      $19,110 (3)
 President    1996   155,000    91,760                  7,056       17,820
 and Chief    1995   138,000    91,080                  4,920       16,372
 Executive
 Officer

Robert O.
Bratton      1997   $116,182  $ 67,275 (2)              2,400       $17,396 (4)
 Executive   1996    115,000    61,060                  3,360        16,106
 Vice        1995    102,000    50,490                  3,000        11,675
 President,
 Chief Operating
 Officer and
 Chief Financial
 Officer

Robert G.
Fox          1997    $115,000 $ 67,275 (2)              8,400       $17,373 (5)
 Executive   1996     105,000   46,620                  4,200        14,892
 Vice        1995     100,000   49,500                  2,880        11,442
 President

H. Clark     1997    $125,020 $ 73,125 (2)              2,100       $27,378 (8)
Goodwin      1996     125,000   55,500                  5,100        26,088
 President   1995     106,500   42,700                 18,000 (7)    19,989
 and Chief
 Executive
 Officer of
 Union (6)

Edward B.
McConnell    1997    $115,000 $ 67,275 (2)              2,400       $15,705 (10)
 Executive   1996      96,250   32,745                  3,792         8,719
 President   1995       N/A      N/A                     N/A           N/A
 (9)
-----------------

(1) Share information has been adjusted as applicable for the 6-for-5 stock split declared in the second quarter of 1997.
(2)  Represents amounts paid pursuant to the Corporation's
     Executive Incentive Bonus Plan.  See "Report of Compensation
     Committee on Executive Compensation" for a brief description of the Executive Incentive Bonus Plan.
(3) Consists of (i) $16,770 contributed by the Corporation under the Retirement Savings Plan and the Money Purchase Pension
     Plan (the "Retirement Plans"), and (ii) $2,340 representing the dollar value of the premium paid by the Corporation for term life insurance.
(4) Consists of (i) $16,770 contributed by the Corporation under the Retirement Plans and (ii) $626 representing the dollar value of the premium paid by the Corporation for term life insurance.
(5) Consists of (i) $16,747 contributed by the Corporation under the Retirement Plans and (ii) $626 representing the dollar value of the premium paid by the Corporation for term life insurance.
(6) Mr. Goodwin first became an executive officer of the Corporation upon consummation of the Corporation's acquisition of Union, effective December 21, 1995.
     Compensation information with respect to periods prior to that date reflect compensation of Mr. Goodwin from Bank of Union.
(7) Represents options granted pursuant to the terms of the acquisition of Union by the Corporation.
(8) Consists of (i) $16,770 contributed by the Corporation under the Retirement Plans and (ii) $10,608 representing the dollar value of the premium paid by the Corporation for term life insurance.
(9) Mr. McConnell first became an executive officer of the Corporation upon his promotion to Executive Vice President in November 1996.
(10) Consists of (i) $15,601 contributed by the Corporation under the Retirement Plans and (ii) $104 representing the dollar value of the premium paid by the Corporation for term life insurance.





                                     11



Stock Option Plans

     The Corporation has in effect the Comprehensive Stock Option Plan pursuant to which the Compensation Committee may grant stock options to officers and other key employees of the Corporation and its subsidiaries. In addition, at fiscal year end, the Corporation also had in effect the 1996 Employee Stock Purchase Plan ("1996 ESPP") and the 1998 Employee Stock Purchase Plan ("1998 ESPP"). Pursuant to the 1996 ESPP, no additional options may be granted, and all options either were exercised or terminated at fiscal year end 1997. As of fiscal year end, no options had been granted under the 1998 ESPP.

     The following table indicates option grants pursuant to the Comprehensive Stock Option Plan during fiscal year 1997 to the named executive officers, adjusted where applicable to reflect the 6-for-5 stock split declared in the second quarter of 1997.

                       Option/SAR Grants In Last Fiscal Year
                       -------------------------------------
                                  Individual Grants
-----------------------------------------------------------------------------
                   Number of      Percent of
                  Securities    Total Options/
                  Underlying    SARs Granted    Exercise
                 Options/SARs   to Employees    or Base           Grant Date
                   Granted       in Fiscal       Price  Expiration  Present
Name               (#)(1)           Year        ($/Sh)     Date     Value(2)
---------------  ----------     ------------  --------- ---------- ---------
L. M. Kimbrough    3,900            8.3%        $25.00   12/01/07   $27,822

R. O. Bratton      2,400            5.1%        $25.00   12/01/07   $17,121

R. G. Fox          6,000           12.8%        $17.60   01/08/07   $29,257
                   2,400            5.1%        $25.00   12/01/07   $17,121

H. C. Goodwin      2,100            4.5%        $25.00   12/01/07   $14,981

E. B. McConnell    2,400            5.1%        $25.00   12/01/07   $17,121

(1) Represents shares covered by incentive stock options granted pursuant to the Comprehensive Stock Option Plan. All such options granted under the Comprehensive Stock Option Plan in 1997 vest at the rate of 20% per year over five years, based on the date of grant. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the Black-Scholes model for options granted under the Comprehensive Stock Option Plan are based on the following assumptions: exercise price is 100% of the fair market value at date of grant; exercise term is ten years; no discounts have been taken for vesting or restrictions; the risk free rate is 5.88% (6.42% for Mr. Fox's options expiring on January 8, 2007) (based on the 10-year Treasury note yield as of the date the options were issued); the volatility factor is 23.46% (based on the preceding 3 years); and the dividend yield is 3.00% (based on the preceding 12 months). The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.




                                     12

     The following table sets forth a summary of certain information with respect to the exercise of stock options during 1997 by the named executive officers and the value of such executive's unexercised stock options held at fiscal year end (including options outstanding under the Comprehensive Stock Option Plan and options outstanding under the 1996 ESPP). All of such information has been adjusted where applicable to reflect the 6-for-5 stock split declared in the second quarter of 1997.

                  Aggregated Option/SAR Exercises in Last
            Fiscal Year and Fiscal Year-End Option/SAR Values
            -------------------------------------------------
                                  Number of
                                 Securities
           Shares                Underlying            Value of Unexercised
          Acquired               Unexercised         In-the-money Options/SARs
             on     Value      Options/SARs at          at Fiscal Year-End
          Exercise Realized   Fiscal Year-End(#)               ($)(1)
                           ------------------------- -------------------------
Name        (#)       ($)  Exercisable Unexercisable Exercisable Unexercisable
---------- ------- ------- ----------- ------------- ----------- -------------
L. M.
 Kimbrough  5,595  $85,469    23,944       10,517      $358,660    $65,352

R. O.
 Bratton       0   $   0      14,632        6,480      $218,640    $40,264

R. G.
 Fox        1,200  $11,400    10,912       10,984      $139,068    $77,991

H. C.
 Goodwin    1,500  $14,250    12,240       11,460      $ 98,940    $77,760

E. B.
 McConnell  1,080  $10,260     4,008         6,192     $ 41,308    $38,992
___________________
(1) Determined based on the closing price of $26.00 of the Common Stock as reported by the Nasdaq National Market as of December 31, 1997.

Change in Control and Employment Agreements

     The Corporation or its subsidiaries have in effect various employment, change in control or salary continuation agreements with certain of its executive officers. In particular, with respect to the named executive officers, the Corporation has entered into Change in Control Agreements with Messrs. Kimbrough, Bratton, Fox and McConnell. These agreements provide for certain payments to such officers in the event their employment is terminated following a "change in control" of the Corporation. For purposes of the Agreements, a "change in control" generally includes a merger or similar transaction involving the Corporation in which the Corporation's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Corporation's assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who owned more than 5% of the Common Stock as of the date of the agreements unless prior approval of the Board is received, certain instances in which the composition of the Corporation's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the Corporation under applicable federal banking laws. To be entitled for payments upon such a change in control, (a) the officer's employment must be terminated other than for cause, or (b) the officer must terminate his employment for good reason, in either case within one year following the change in control. "Cause"



                                    13

is defined generally as willful misconduct, use of narcotics or alcohol in a manner that affects the officer's duties, conviction of a felony or serious misdemeanor involving moral turpitude, embezzlement or theft or gross inattention or dereliction of duty. "Good reason" generally means a material reduction in the officer's duties or a change in title resulting in reduction of the officer's duties, a material reduction in salary or bonus, or the relocation of the officer to an area more than 30 miles from their primary employment location immediately preceding a change in control.
The respective agreements of the named executive officers provide for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, for a period of 24 months (35 months in the case of Mr. Kimbrough) following an event which would entitle such officer to payments under his agreement.

     In addition, Mr. Goodwin currently has an employment agreement with Union, which terminates on March 31, 2000. Pursuant to this agreement, Mr. Goodwin serves as the President and Chief Executive Officer of Union and receives a base salary of $125,000 per year. Such base salary is reviewed annually by the Board of Directors of the Corporation, which may increase such base salary from time to time. Pursuant to the employment agreement, generally Mr. Goodwin also is entitled to certain vacation benefits and to participate in discretionary bonuses granted by Union's board, to participate in Union's retirement and medical plans and to receive other fringe benefits applicable to Union's executives. The agreement generally can be terminated by the Board of Directors of Union at any time upon 30 days' notice, provided that upon termination by Union for other than "just cause," Mr. Goodwin is entitled to receive his salary through the end of the then-current term of the agreement. "Just cause" is defined generally as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violations of law and material breach of the agreement. Furthermore, if Mr. Goodwin dies during the term of the agreement, the agreement is terminated and his estate shall receive his salary through the end of the month in which his death occurs, and in certain instances involving action by the applicable banking regulators, the agreement will be terminated and Mr. Goodwin will receive salary only through the date of termination. Finally, upon Mr. Goodwin's disability (as defined), generally he is entitled to receive his compensation for 30 days thereafter.

   REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Recommendations regarding the compensation of the Corporation's executive officers generally are presented by the Compensation Committee (the "Compensation Committee") to the Corporation's entire Board of Directors for approval. Each member of the Compensation Committee currently is a "non-employee director," as that term is defined under Rule 16b-3 under Section 16 of the Exchange Act ("Rule 16b-3"). The Senior Management Personnel Committee prepares recommendations on salary grade ranges and merit increase guidelines for review and approval by the Compensation Committee as well as the annual budget request for salaries and benefits. The Senior Management Personnel Committee approves salaries for all personnel, with the exception of executive officers, within the parameters of the annual salary administration program. The Chief Executive Officer ("CEO") presents recommendations to the Compensation Committee for the annual salaries of all executive officers other than the CEO.
The Compensation Committee, in turn, reviews and analyzes all information submitted to it. Thereafter the Compensation Committee determines its


                                     14

recommendations to the Board of Directors regarding compensation of all executive officers of the Corporation, including recommendations regarding the compensation of the CEO. During 1997, the Board of Directors approved all recommendations of the Compensation Committee.

     Set forth below is a report of the Compensation Committee regarding executive compensation for fiscal year 1997.

     Executive Compensation Policies and Program. The
Corporation's executive compensation program is designed to

     * Attract and retain qualified management of the Corporation;

     *    Enhance short-term financial gains of the Corporation;
          and

     *    Enhance long-term shareholder value in the Corporation.

     The total compensation package for executives of the Corporation includes cash and equity-based compensation. Annual compensation may consist of a base salary, a bonus and grants of stock options. The Corporation's policy is generally to provide base salary that might fall at or below the median base salary paid to comparable executives, while focusing more on incentive compensation that is linked to the performance of the Corporation. The Corporation strives, however, to provide each executive officer with total annual cash compensation (base salary and bonus) in an amount that would be paid on the open market for a fully qualified officer of that position.

     During 1997, the Corporation hired an independent consultant to review the Corporation's annual compensation package for its executive officers. This consultant generated a report (the "Report") that provided information for fiscal years 1994-1996 regarding the annual compensation (including base salaries and bonus), long-term compensation (including stock options) and total compensation for each of the chief executive officer, chief financial officer, chief operating officer and other most highly compensated persons employed by certain other financial institutions. The Report also set forth the maximum, minimum, average and median amounts of each such component of compensation. In general, the Compensation Committee used the information provided in the Report, adjusted for inflation, to maintain levels of total annual cash compensation for 1997 (salary and potential bonus amounts, each as discussed below) that fell at or slightly below the medians as set forth in the Report.

     The peer financial institutions considered by the consultant represent the top twenty publicly-traded financial institutions, measured by reference to return on average assets, with assets from $400 million to $1 billion. The institutions included in the Report are not necessarily the same group of institutions that comprise the Independent Bank Index in the Performance Graph contained elsewhere in this Proxy Statement.

     Base Salaries. Generally, the Compensation Committee determines the level of base salary for the CEO and the four other executive officers of the Corporation and salary ranges for all other personnel, in each case based on competitive norms derived from periodic reports of consultants, such


                                     15

as that described above, as well as annual surveys published by several independent banking institutes or private companies specializing in financial analysis of financial institutions. The Compensation Committee also considers employment agreements, if any, pursuant to which such executives may be entitled to certain salaries and other benefits. Actual salary changes are based upon a written evaluation of each individual's performance based on numerous criteria and the weighing of such criteria using a previously agreed-upon formula. In addition, with respect to each executive, including the CEO, the Compensation Committee considers the individual's performance, including such individual's total level of experience in the banking industry, his record of performance and contribution to the success of the Corporation relative to his job responsibilities and his overall service to the Corporation. During 1997, the Compensation Committee used the information set forth in the Report to maintain 1997 base salaries for its executive officers that were equal to or below the median salaries reported in the surveys.

     Bonuses. The Corporation also maintains the Executive Incentive Bonus Plan (the "Bonus Plan") for executive officers, from which performance-oriented bonuses may be paid to certain key executive officers in any given year. The Compensation Committee annually determines the executive officers eligible to participate in the Bonus Plan. In general, those executives that are considered to have major policy input with respect to the Corporation, or who are in a position to generate a major impact on the Corporation's earnings, are selected to participate in the Bonus Plan. Actual bonuses paid pursuant to the Bonus Plan are based on various return on assets ("ROA") levels of the Corporation at fiscal year end. No bonuses may be paid unless the Corporation reaches a minimum ROA, determined at the beginning of each year.

     Pursuant to the Bonus Plan, the Compensation Committee annually establishes a bonus pool amount for each participating executive, which is equal to a given percentage of the base salary of such executive. Such percentages are determined based on the executive's relative responsibilities and ability to impact the financial and operating performance of the Corporation. At year-end, the Compensation Committee applies a multiple to the bonus pool amounts to determine the actual amounts available to be awarded to participants. The multiple used is based on a scale of various ROA amounts as determined by the Compensation Committee at the beginning of a fiscal year. Of the amount eligible to be paid to a participant, 50% is paid to the executive on a non-discretionary basis. The remaining half of the eligible amount may be paid to the participant, in the discretion of the Compensation Committee, based on the participant's individual performance. When evaluating the performance of a participant, the Compensation Committee considers the Corporation's actual operating performance (such as reduced levels of past due loans, reduced levels of non-performing and restructured loans, improvements in asset quality and corresponding reductions in provision amounts, increased non-interest income and continued control of corporate expenses) in relation to its targeted long range action plan and the executive's ability to impact the various components thereof. Other criteria considered include the executive's initiative, contribution to overall corporate performance and managerial ability.

     The Corporation achieved an ROA of 1.79% with respect to the 1997 fiscal year (excluding the one-time costs associated with the acquisition of CSB and the 1997 earnings of CSB), which resulted in a multiple of 1.95 to be applied to each executive's bonus pool to determine the amount available to be awarded as bonuses. Fifty percent of each bonus pool was awarded to the respective


                                     16

executive on a non-discretionary basis. Furthermore, the remainder of each executive's bonus pool was awarded to him based upon the evaluation process described above.

     Equity Based Compensation. The final component of executives' core annual compensation consists of stock options. This equity-based compensation is designed to be a long-term incentive for executives to enhance shareholder value in the Corporation. The Corporation maintains the Comprehensive Stock Option Plan (the "Stock Option Plan") pursuant to which the Corporation may grant stock options (both statutory and nonstatutory) to its key employees. The Compensation Committee administers the Stock Option Plan in its sole discretion, including the determination of the individuals to whom options will be granted, the terms on which such options are granted and the number of shares subject to such options. In general, when determining the key employees to whom options shall be granted, the Compensation Committee considers such employees' relative job responsibilities and abilities to impact the financial and operating performance of the Corporation.

     When granting options, the Compensation Committee considers a formula whereby the aggregate value of options granted is based on a multiple of base salary. The multiples of base salaries, in turn, are determined based on the relative positions of the executives with the Corporation. When the Compensation Committee granted options in 1997, it considered several factors, including the number of stock options currently held by executives and their terms, the maximum aggregate number of options to be granted under the Stock Option Plan in 1997, as well as the cumulative amount outstanding, and the aggregate number of options to be granted as a percentage of total shares outstanding. Accordingly, using the scale, the Compensation Committee determined the applicable multiple of base salary for each executive and granted options to such executive with an aggregate value (based on the closing price of the Common Stock on the date of grant) equal to such amount.

     In addition to the Stock Option Plan, the Corporation maintains an employee stock purchase program pursuant to which options are granted periodically to all employees of the Corporation, including executive officers, at an exercise price equal to 90% of the fair market value of the stock at the date of grant. The number of shares subject to options granted to each employee, including executive officers, is determined automatically based on base salary levels of all employees.

     Other. In addition to the above forms of compensation, the Corporation also provides group term life insurance for its employees, including its executive officers. Executive officers generally also participate in the Retirement Savings Plan, pursuant to which (i) an eligible employee may elect to defer between 1% and 10% of compensation, (ii) the Corporation contributes annually a portion of a discretionary matching amount as determined by the Board of Directors from time to time, allocated to participants' accounts in proportion to their elective deferrals up to 6% for such year and (iii) the Corporation may contribute an additional discretionary amount, as determined by the Board of Directors from time to time, to the accounts of participants, based on the level of employee contributions, allocated to participants' accounts in proportion to their base compensation for such year. In addition, executive officers generally participate in the Money Purchase Pension Plan, pursuant to which the Corporation contributes annually to each participant's account 3% of the participant's base salary. Finally, certain of the Corporation's executives, including the CEO, are parties to change in control agreements that provide for continued salary, bonus and benefits for a


                                    17

certain period of time upon termination of employment following a change in control of the Corporation, and certain executive officers may be a party to employment and/or salary continuation agreements.

     Compensation of Chief Executive Officer. The Board of Directors of the Corporation determines the compensation of the CEO based upon recommendations of the Compensation Committee.
The CEO's base salary is determined by a review of salaries of top executives of comparable financial institutions, using the process previously described. In keeping with the Corporation's general policy with respect to base salary and bonus, the CEO's base salary is set at an amount which generally is lower than the base salaries for comparable executives. The Compensation Committee instead places more emphasis on available cash bonus, as a means of directly linking the CEO's total annual compensation to the performance of the Corporation. Total annual compensation for the CEO in 1997 was below the median for comparable executives as set forth in the Report. The Corporation achieved an ROA of 1.79% with respect to the 1997 fiscal year (excluding the one-time costs associated with the acquisition of CSB and the 1997 earnings of CSB), which resulted in a multiple of 1.95 that was applied to the CEO's bonus pool amount to determine the amount of bonus available to be awarded. In accordance with the terms of the Bonus Plan, 50% of this amount was awarded to the CEO on a nondiscretionary basis. The remainder of the CEO's bonus pool was awarded to him as the result of an evaluation of (a) the Corporation's overall improved financial and operating performance in 1997, including record increases in earnings, increases in trust department income, decreases in past due and classified loans and containment of costs in general, (b) the Corporation's strategic position allowing for, and the growth in the Corporation's franchise value resulting from, strategic mergers and acquisitions, (c) the appreciation in the value of the Common Stock, and (d) certain individual criteria, including initiative, contribution to corporate performance and managerial ability. The Board of Directors of the Corporation has approved the CEO's participation in the Bonus Plan in 1998. Finally, the Compensation Committee made a stock option grant to the CEO pursuant to the Corporation's Stock Option Plan in December 1997. In determining the number of shares subject to options so granted, the Compensation Committee considered the CEO's responsibilities and potential contribution to the performance of the Corporation relative to that of the other executives, and the actual number of shares subject to such options was determined using the scale previously described.

Submitted by the Compensation Committee of the Board of
Directors:

          Michael R. Coltrane          J. Knox Hillman, Jr.
          J. Roy Davis, Jr.            Jerry E. McGee
          Frank H. Hawfield, Jr.

             COMPENSATION COMMITTEE INTERLOCKS AND
        INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     In addition to the persons identified above, Jane B. Brown, T. David Propst and Robert L. Wall, none of whom is or has been an officer or employee of the Corporation, served as members of the Compensation Committee during 1997. Michael R. Coltrane, a member of the Compensation Committee, served as Executive Vice President of the Corporation and FCNB until 1988.


                                    18

                           PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock with the Independent Bank Index, a published banking industry index, and the Standard & Poor's 500 Stock Index, a broad equity market index, assuming in each case the investment of $100 on December 31, 1992 and the reinvestment of dividends.

                   FIRST CHARTER CORPORATION
                  Five-Year Performance Index


                  1992    1993    1994   1995    1996    1997
                  ----    ----    ----   ----    ----    ----
First Charter
 Corporation       100     155     207    323     329     478
Independent Bank
 Index             100     125     153    208     248     358
S&P 500 Index      100     110     111    153     189     251










                                    19


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     FCNB and Union have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and its subsidiaries and their associates. All loans and commitments included in such transactions were made and are expected to be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not and are not expected to involve more than the normal risk of collectibility or present other unfavorable features.

        APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Corporation has adopted the First Charter Corporation 1999 Employee Stock Purchase Plan (the "1999 ESPP"), which is subject to the approval of the shareholders of the Corporation. The text of the 1999 ESPP is set forth in its entirety as Exhibit A to this Proxy Statement and the following summary is qualified by reference thereto. The proposal for approval of the 1999 ESPP will require the affirmative vote of the holders of a majority of the votes cast with respect to this matter at the Annual Meeting. Accordingly, neither abstentions nor broker non-votes, if any, with respect to this matter will have the effect of a negative vote with respect to this matter. The Board of Directors recommend the shareholders vote FOR the adoption of the 1999 ESPP.

General

     The Corporation's on-going employee stock purchase program is designed to provide all employees of the Corporation and its subsidiaries an increased personal interest in the success and progress of the Corporation by encouraging them to become owners or increase their ownership of Common Stock of the Corporation. Historically, the Corporation has sought shareholder approval for a new employee stock purchase plan every two years. Consistent with this practice, the shareholders of the Corporation approved the 1998 Employee Stock Purchase Plan (the "1998 ESPP") at the 1997 Annual Meeting of Shareholders. The options granted under the 1998 ESPP in January 1998 currently are outstanding.

     The Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to implement a new employee stock purchase plan that can continue beyond a two-year period, to allow more flexibility with the timing of the grant of, and the exercise periods for, options granted to employees. The 1999 ESPP proposed by the Board of Directors and described below allows for multiple grants of options thereunder and is designed to remain in effect as long as there are shares available under the 1999 ESPP to be granted. Pursuant to the terms of the 1999 ESPP, a maximum of 300,000 shares of the Corporation's Common Stock may be issued to employees under the 1999 ESPP, subject to adjustment generally to protect against dilution in the event of changes in the capitalization of the Corporation.




                                     20

     The 1999 ESPP will be administered by the Compensation Committee. The Compensation Committee will be able to prescribe rules and regulations for such administration and to decide questions with respect to the interpretation or application of the 1999 ESPP.

     The Corporation intends that options granted under the 1999 ESPP will satisfy the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. The 1999 ESPP, however, is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The closing sales price of the Common Stock on February 27, 1998, as reported by the Nasdaq National Market, 1998 was $24.00.

Grant of Options; Terms

     Generally, under the 1999 ESPP the Compensation Committee will have the discretion to determine the date or dates, if any, when options will be granted (each such date is referred to as a "grant date"). Pursuant to the provisions of the 1999 ESPP, on each grant date, each "eligible employee" (described below) of the Corporation and its subsidiaries as of such grant date will receive an option to purchase up to the largest whole number of shares of the Corporation's Common Stock obtained by dividing the eligible employee's "compensation" (described below) at the grant date by $100, or such other amount as the Compensation Committee determines at the time the grant date is determined. The resulting number shall be the maximum number of shares that such eligible employee may elect to purchase under such option (referred to as the "maximum number of shares"). Notwithstanding the foregoing, no eligible employee will be granted an option under the 1999 ESPP that would permit such employee to purchase, in any single calendar year, under the 1999 ESPP or any other
Section 423 employee stock purchase plan of the Corporation, a number of shares of Common Stock that has an aggregate fair market value (based on the value of stock on the option's respective grant date) in excess of $25,000. Any option otherwise granted shall be deemed to be modified to the extent necessary to comply with this requirement. Furthermore, in the event that on any grant date the number of shares subject to options granted as of such grant date exceeds the number of shares remaining available to be issued under the 1999 ESPP, the number of shares subject to such options generally shall be reduced in a nondiscriminatory manner in proportion to the eligible employees' respective compensation.

     For purposes of the 1999 ESPP, "compensation" consists of an employee's basic annual compensation as of a grant date, excluding any bonus, overtime payment, sales commission or pre-tax contributions to medical or retirement plans. Furthermore, an "eligible employee" for purposes of the 1999 ESPP generally is any employee of the Corporation or its subsidiaries other than a part-time employee or temporary employee or an employee who owns, or would own immediately after the option is granted, five percent or more of the total voting power or value of all classes of stock of the Corporation (including for this purpose shares that are subject to purchase by such employee pursuant to any outstanding options). A director of the Corporation or one of its subsidiaries may not be granted an option unless such director also is employed by the Corporation or a subsidiary and otherwise qualifies as an "eligible employee." Currently, there are approximately 264 employees of the Corporation and its subsidiaries, including officers, who would qualify as "eligible employees" under the 1999 ESPP.





                                      21

     The Compensation Committee also has the discretion generally to determine the duration (referred to as the "offering period")
and the exercise price (referred to as the "option price") of the options granted on any grant date. However, (i) the offering period may not be less than three (3) months or more than twenty-four
(24) months, and (ii) the option price may not be less than
85% of the "fair market value" of the Common Stock on the grant
date.    The "fair market value" generally will be determined by
reference to the mean between the high and low sales prices as reported on the Nasdaq National Market. The terms of the options on any grant date must be determined in a nondiscriminatory manner. Except as described below, options can only be exercised on the last business day of the offering period for such options (referred to as the "exercise date").

Elected Shares; Purchase Accounts; Exercise of Options

     Each eligible employee will be notified of each grant of options, if any. Following any such notification, the eligible employee must notify the Corporation whether such employee elects to participate in the offering of shares pursuant to the option and, if so, the number of shares the employee wishes to purchase on the exercise date for such option, up to the maximum number of shares represented by such option (such elected number of shares is referred to as the "elected shares"). An employee will not be able to purchase more than such employee's elected shares under such option on the applicable exercise date.

     Each eligible employee who elects to participate shall sign an election form authorizing monthly payroll deductions in an aggregate amount sufficient to accumulate, over the offering period for such option, the aggregate purchase price for such
eligible employee's elected shares.   These payroll deductions
will be credited by the Corporation to a purchase account for such eligible employee, which purchase account will be credited at least once during any offering period but no less than annually with simple interest based on an annual interest rate equal to FCNB's Prime Rate in effect from time to time, based on the balance for such employee's account. The balance in an employee's purchase account at the end of an offering period with respect to an option generally will be used to purchase such employee's elected shares upon exercise of the option on the exercise date. All withheld amounts may be used by the Corporation for general corporate purposes.

Termination of Options

     Each option generally will expire upon the exercise date with respect to such option, to the extent that the option is not exercised by the eligible employee. Pursuant to the provisions of the 1999 ESPP, however, an option is subject to earlier termination if either (i) an employee's employment terminates (determined in the discretion of the Compensation Committee) for any reason (subject to the limited right to exercise an option if an eligible employee's employment terminates as the result of retirement with the consent of the Corporation, medical disability or death, as described below), or (ii) the employee voluntarily terminates the option at any time at least five business days prior to the exercise date. Upon the early termination of an option, all funds then on deposit in the employee's purchase account with respect to such option, including interest credited to such time, shall be returned to the employee and such purchase account will be closed. Thereafter, the employee will not have any rights with respect to such option or the shares subject thereto. Such a termination, however, will not affect the employee's right to participate in future grants of options under the 1999


                                     22

ESPP, if any, to the extent such employee qualifies as an eligible employee on any such future grant date.

Exercise of Options; Accelerated Exercisability

     Generally, an option may be exercised only on the exercise date with respect to such option and may be exercised only by the employee. Pursuant to the provisions of the 1999 ESPP, however, if an employee retires with the consent of the Corporation (as described in the 1999 ESPP) during the offering period with respect to such option, the employee's option may be exercised, with respect to such employee's elected shares, within thirty days of his or her date of retirement (but in no event later than five business days prior to the exercise date with respect to such option). Furthermore, if an employee becomes medically disabled (as described in the 1999 ESPP) or dies during the offering period with respect to such option, such employee (or his or her estate, personal representative or beneficiary, as applicable) may exercise the option, with respect to such employee's elected shares, within one year of death or disability (but in no event later than five business days prior to the exercise date of the option).

     The 1999 ESPP also provides that options will become immediately exercisable in full, regardless of their terms, upon the occurrence of certain events involving a change in control of the Corporation. Such events include the adoption of a plan of merger or similar transaction involving the Corporation in which the Corporation's shareholders would receive less than 50% of the voting stock of the surviving corporation, the approval by the Board of Directors of the sale or transfer of a majority of the stock of a significant subsidiary or substantially all the assets of the Corporation or a significant subsidiary, certain acquisitions of more than 20% of the Corporation's stock by any person or group other than a person or group who beneficially owned, as of the date the 1999 ESPP is approved by the shareholders, more than 5% of the Common Stock unless prior approval of the Board of Directors is received, certain instances in which the composition of the Corporation's Board of Directors changes by more than 50% during a two-year period, or any other transaction that would constitute a change in control generally required to be reported by the Corporation in its proxy statement or the acquisition of control of the Corporation under the applicable federal banking laws. In addition, upon the approval of the dissolution or liquidation of the Corporation, all options shall immediately become exercisable in full and shall remain exercisable until the exercise date with respect to such options. Upon the occurrence of the dissolution or liquidation of the Corporation, however, all options not exercised shall terminate.

Miscellaneous

     Options will not be transferable by an employee except by will or by the laws of descent and distribution, and will be exercisable only by such employee during his or her lifetime, or by such employee's beneficiary, estate or the person who acquires the right to exercise such option upon such employee's death by bequest or inheritance.

     The Compensation Committee may set a date or dates for grants of options under the 1999 ESPP at its discretion.
Accordingly, adoption of the plan by the shareholders will not result in any grant of options unless and until additional action is taken by the Board of Directors.




                                     23

     The Board of Directors of the Corporation generally may at any time, without additional action by the shareholders, alter, amend, suspend or discontinue the 1999 ESPP or any option, or may terminate the 1999 ESPP. However, the Board of Directors may not increase the number of shares of Common Stock available to be issued upon the exercise of options under the 1999 ESPP, increase the offering period of any option, decrease the minimum option price, change the class of eligible employees, or make any other change inconsistent with Section 423 of the Code. Furthermore, no action taken by the Board of Directors may materially and adversely affect any outstanding option without the consent of the holder thereof.

     The 1999 ESPP provides that upon certain mergers or other reorganizations to which the Corporation or any subsidiary is a party that involves an exchange or conversion or other adjustment of the Corporation's outstanding Common Stock, each holder of an option generally shall be entitled upon the exercise of such option and in lieu of the number of elected shares as to which the option shall be exercised, to receive at no additional cost the number and class of securities or other property to which such holder would have been entitled in the merger or reorganization if such holder had exercised such option prior to such merger or reorganization.

Certain Federal Income Tax Consequences

     The following is a brief description of the federal income tax consequences to the employees and the Corporation of the grant and exercise of options under the 1999 ESPP. All ordinary income recognized by an employee with respect to options under the 1999 ESPP shall be subject to both wage withholding and employment taxes.

     The options under the 1999 ESPP are intended to be statutory stock options of the kind recognized by Section 423 of the Code. For federal income tax purposes, neither the grant nor the exercise of the options will be a taxable event to the employees, and, therefore, no income will result for federal income tax purposes upon either the grant or the exercise of any such option. The disposition, however, of the shares acquired through the exercise of the options will be a taxable event. The tax consequences of such a disposition will depend upon the respective holding periods of the options and the option shares.

     If the disposition of the shares is made after the expiration of two years from the date the option was granted and one year after the date the shares were acquired upon exercise of the options, or if the employee dies while owning the shares, a portion of the gain, if any, will be taxed as ordinary income, which portion will be determined by subtracting the option price from the lesser of (a) the fair market value of the shares on the date the option was granted or (b) the fair market value of the shares on the disposition date. The basis in the shares will be increased by the amount of the compensation income recognized. The remaining portion of the gain, if any, will be taxed as capital gain for federal income tax purposes. When the holding periods described above are met, the Corporation is not allowed to deduct any amount for federal income tax purposes with respect to the issuance or exercise of the options or the sale of the underlying shares.

     If the disposition of the shares is made within two years of the date the option was granted or one year of the date the shares were acquired upon exercise of the options, the amount of the gain,


                                      24

if any, which will be taxed as ordinary income will be determined by subtracting the option price from the fair market value of the shares on the date on which the option was exercised. The amount treated as ordinary income would be added to the employee's basis in calculating whether any capital gain or loss is to be recognized on the disposition. In the year of such early disposition, generally the Corporation will be entitled to a business deduction for federal income tax purposes in an amount equal to the ordinary income.

     As described above, upon certain events involving a change in control of the Corporation, all options will immediately become exercisable. In general, if the total amount of payments in the nature of compensation that are contingent upon a "change in control" of the Corporation (as defined in Section 280G of the Code) equals or exceeds three times a recipient's "base amount" (typically such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as parachute payments under Section 280G of the Code. In such event, a portion of the payments would be nondeductible to the Corporation and the recipient would be subject to a 20% excise tax on such portion of the payments under Section 4999 of the Code.

          RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, as its auditors for the fiscal year 1998. KPMG Peat Marwick LLP has acted in this capacity since 1983. The Corporation has been advised by KPMG Peat Marwick LLP that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries other than as its auditors. Although the selection and appointment of the independent auditors are not required to be submitted to a vote of the shareholders, the Board of Directors deems it advisable to obtain the shareholders' ratification of this appointment. The Board of Directors understands that a representative from KPMG Peat Marwick LLP will be present at the shareholders' meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR ratification of the appointment of this firm as independent auditors of the Corporation for the 1998 fiscal year. Should the shareholders not ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will consider a change in auditors for the next fiscal year.

                          ANNUAL REPORT

     The 1997 Annual Report of the Corporation, including financial statements, accompanies this Proxy Statement.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Exchange Act, directors and officers of the Corporation are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Common Stock. To the Corporation's knowledge, based solely on its review of the copies of such reports furnished to the Corporation and written representations that no other


                                    25

reports were required, insiders of the Corporation complied with all filing requirements on a timely basis, except for H. Clark Goodwin and Jerry E. McGee (each a director of the Corporation), each of whom failed to report on a timely basis the conversion of CSB stock into Common Stock of the Corporation in connection with the CSB/FCNB Merger.

            SHAREHOLDER PROPOSALS FOR CONSIDERATION
                   AT THE 1999 ANNUAL MEETING

     Written shareholder proposals for consideration for the 1999
Annual Meeting of Shareholders should be addressed to the Corporate Secretary, Post Office Box 228, Concord, North Carolina
28026-0228, and received by the Corporation no later than November 17, 1998.

                           FORM 10-K

     COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO FIRST CHARTER CORPORATION, POST OFFICE BOX 228, CONCORD, NORTH CAROLINA 28026-0228,
ATTENTION: ROBERT O. BRATTON, CHIEF FINANCIAL OFFICER. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                         OTHER BUSINESS

     The Board of Directors knows of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.
                              By Order of the Board of Directors,



                              James W. Townsend, Jr.
                              Secretary

DATED:  March 17, 1998



















                                    26


                                                  EXHIBIT A

                    FIRST CHARTER CORPORATION
                1999 EMPLOYEE STOCK PURCHASE PLAN

     First Charter Corporation (the "Corporation") desires to implement the 1999 Employee Stock Purchase Plan (the "Plan") for the purpose of granting Eligible Employees of the Corporation and its Subsidiaries the opportunity to purchase Common Stock of the Corporation from time to time.

     NOW, THEREFORE, the Corporation hereby establishes the Plan, the terms of which are as follows:

1.   Purpose.

     The purpose of this Plan is to give Eligible Employees of the Corporation and its Subsidiaries an opportunity to acquire shares of the Corporation's Common Stock in order to increase their proprietary interest in the Corporation's success, to encourage them to remain in the employ of the Corporation, and to continue to promote the Corporation's best interests and enhance its long-term performance.

2.   Definitions.

     Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

     (a) "Available Shares" means the aggregate number of shares of Common Stock which may be purchased by Eligible Employees under the Plan, as described in Section 5 hereof.

     (b) "Board" means the Board of Directors of the Corporation.

     (c) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     (d) "Committee" means the Compensation Committee of the Board. To the extent that the Board deems necessary or as may be required from time to time under Section 16 of the Exchange Act, the Committee shall be composed solely of two or more "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act or such other persons as shall be required pursuant to the Section 16 rules in effect from time to time.

     (e) "Common Stock" means authorized but unissued shares of the common stock, no par value, of the Corporation.

     (f) "Compensation" means an Eligible Employee's regular fixed basic annual compensation at the rate in effect on the applicable Offering Date, but excludes any bonus, overtime payment, sales commission or contributions to any employee benefit plan, including pre-tax contributions to any medical or retirement plans qualified under Section 125 or Section 401(k) of the Code.




                                    A-1

     (g) "Corporation" means First Charter Corporation, a North Carolina corporation.

     (h)  "Elected Shares" means the number of shares of Common
Stock which an Eligible Employee elects to purchase during an applicable Offering Period, as described in Section 3(d) hereof.

     (i) "Eligible Employee" means, with respect to any Offering Date, any individual who on such Offering Date is employed by the Corporation or a Subsidiary on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he or she is customarily employed by the Corporation or a Subsidiary at least twenty (20) hours per week and is customarily employed for more than five (5) months per calendar year.
"Eligible Employee" shall not include any person who would own, immediately after an Option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.
For purposes of determining stock ownership of an employee under the preceding sentence, the rules of Section 424(d) of the Code and
Section 1.423-2(d) of the Treasury Regulations thereunder shall apply, and Common Stock that the employee may purchase under any outstanding options shall be treated as owned by the employee.

     (j)  "Exchange Act" means the Securities Exchange Act of
1934, as now in effect or as hereafter amended.

     (k) "Exercise Date" means, with respect to an Option and related Offering Period, the last business day of such Offering
Period.

     (l) "Fair Market Value" of the Common Stock as of any date means, for so long as shares of the Common Stock are listed on a national securities exchange or reported on the Nasdaq Stock
Market as a National Market security, the closing price of a share of Common Stock; or if no sales prices are quoted for such date, or if the Common Stock is not listed on a national securities exchange or reported on the Nasdaq Stock Market as a National Market security, "fair market value" shall mean the average of the closing bid and asked prices for a share of Common
Stock in the over-the-counter market as reported by the Nasdaq
Stock Market. If the Common Stock is not quoted in the over-the-counter market, "fair market value" shall be the fair value thereof determined in good faith by the Board. In making such determination, the Board shall consider the financial condition of the Corporation and its recent operating results, values of publicly-traded securities of other financial institutions giving effect to the relative book values and earnings of such institutions and the lack of liquidity of the Corporation's shares, and such other factors as the Board in its discretion deems relevant. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market
Value of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

     (m) "Offering Date" means a date determined by the Committee on which Options are to be granted hereunder to Eligible Employees as of such date. The Committee may determine one or more Offering Dates from time to time under the Plan.




                                    A-2

     (n) "Offering Period" means, with respect to Options granted on any Offering Date, the term of such Options, which shall be a period of time determined by the Committee at the time the Offering Date is determined and which shall commence on such Offering Date and shall end not less than three (3) months nor more than twenty-four (24) months thereafter.

     (o) "Option" means an option granted hereunder on an Offering Date that will entitle an Eligible Employee to purchase shares of Common Stock in the manner described herein.

     (p) "Option Price" means, with respect to Options granted on any Offering date, the exercise price per share of Common Stock determined by the Committee at the time the Offering Date is determined and which shall be a price not less than 85% of the Fair Market Value of the Common Stock on such Offering Date.

     (q)  "Plan" means the First Charter Corporation 1999
Employee Stock Purchase Plan as set forth herein, as hereafter amended from time to time.

     (r) "Purchase Account" means the book entry account maintained by the Corporation to record the amounts withheld from each Eligible Employee's payroll for the purchase of Common Stock as described in Section 4(b).

     (s) "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

     (t) "Subsidiary" or "Subsidiaries" means any corporation or corporations meeting the requirements of Section 424(f) of the Code and which the Board designates as a participant in the Plan.

3.   Basis of Participation and Granting of Options; Elected
     Shares.

     (a) Subject to the express provisions of this Plan, on any Offering Date, each Eligible Employee as of such Offering Date shall be granted an Option hereunder that will entitle such Eligible Employee to purchase on the Exercise Date of such Offering Period, at the Option Price per share applicable to such Option, up to the largest whole number of shares of Common Stock obtained by dividing the Eligible Employee's Compensation by One Hundred Dollars ($100.00) or such other amount as shall be determined by the Committee at the time the Offering Date is determined. The resulting number shall be the maximum number of shares which an Eligible Employee may designate as Elected Shares in an Offering Period pursuant to Section 3(d) hereof, subject to the limitations contained in Sections 3(b), 4(b), 5 and 13(b) hereof.


     (b) Notwithstanding any provision of this Plan to the contrary, if the number of shares of Common Stock for which Options are granted pursuant to Section 3(a) hereof exceeds the remaining Available Shares on any Offering Date, then the Options granted on such Offering Date to all Eligible


                                   A-3

Employees shall, in a nondiscriminatory manner which shall be consistent with Section 13(c) hereof, be reduced in proportion to their respective amounts of Compensation; provided, however, that if such an adjustment would result in the grant of any Option to purchase less than one whole share of Common Stock, then in such event no Options shall be granted hereunder on such Offering Date.

     (c) Each Option under the Plan shall be granted on the condition that (i) a registration statement under the Securities Act with respect to the Common Stock subject to such Option has become effective and (ii) a copy of the Prospectus has been delivered to the Eligible Employee.

     (d) With respect to each Offering Date hereunder, the Corporation shall notify each Eligible Employee as of such Offering Date of the grant of Options on such date, including the maximum number of shares that may be designated as Elected Shares by such Eligible Employee as determined in accordance with
Section 3(a) hereof, the Offering Period and Exercise Date with respect to, and the Option Price and the other terms of, such Options. Following such notification, each Eligible Employee shall notify the Corporation, on such forms as shall be provided by the Corporation and within seven (7) days following actual receipt by the Eligible Employee of such forms, of the number of Elected Shares that the Eligible Employee wishes to have the right to purchase on the applicable Exercise Date with respect to such Option. An Eligible Employee may not purchase more than his or her Elected Shares on the Exercise Date with respect to an Option.

4.   Purchase Account.

     (a) Except as expressly provided otherwise herein, payment for Common Stock to be purchased upon exercise of an Option shall be made only by payroll deduction over the designated Offering
Period.

     (b) Each Eligible Employee who, pursuant to Section 3(d) hereof, elects the right to purchase shares under an Option shall authorize the Corporation and its Subsidiaries to withhold from the Eligible Employee's after-tax Compensation, beginning as soon as practicable following the making of such election and continuing throughout the duration of the Offering Period unless terminated sooner under Section 7 hereof, amounts sufficient to accumulate over such Offering Period (with allowances for interest as provided for herein) the aggregate purchase price of the Eligible Employee's Elected Shares. All withheld amounts may be used by the Corporation for general corporate purposes, but the Corporation shall maintain a record of the amounts so withheld in the Eligible Employee's Purchase Account. Such amounts so credited to the Purchase Account shall be applied toward the purchase of Common Stock on the Exercise Date or shall be returned to the Eligible Employee or his or her beneficiary, as expressly provided in this Plan.

     (c) Subject to the provisions of Section 4(d) hereof, the Corporation shall credit to an Eligible Employee's Purchase Account simple interest, based on the First Charter National Bank Prime Rate in effect from time to time and computed on a 365-day basis, on the amount of after-tax Compensation credited to the Eligible Employee's Purchase Account from time to time. Such interest shall be credited at least once in each Offering Period but no less than annually, on such date or dates


                                    A-4

determined by the Committee. The Eligible Employee is responsible for all income taxes associated with the interest credited to the Eligible Employee's Purchase Account.

     (d) In the event that under any provision hereof an Eligible Employee's Purchase Account is to be closed and all or any portion of the amount then credited to such Purchase Account is not applied to the purchase of all or any part of such Eligible Employee's Elected Shares, then such balance shall be paid to the Eligible Employee or his or her estate or beneficiary, as applicable, within thirty (30) days following the date that the right to such payment accrues and shall include interest credited up to such date. Upon the closing of the Purchase Account, no additional interest shall accrue, and any interest accrued but not credited will be forfeited.

5.   Maximum Limitations; Available Shares.

     The maximum number of Available Shares that may be issued pursuant to the exercise of Options under the Plan shall be 300,000, subject to adjustment pursuant to Section 10 hereof. In the event that any Option previously granted expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock not purchased pursuant to such Option shall not reduce the Available Shares as set forth above and shall again be available for the granting of Options hereunder.

6.   Administration.

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, correct any defect or omission or reconcile any inconsistency in the Plan, determine the terms and provisions of the Options granted hereunder, determine the Offering Dates, Offering Periods, Option Prices and Exercise Dates (except as otherwise limited herein) and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. The Committee and any member thereof shall only be liable for any action taken or determination made in bad faith.

7.   Terms of Options.

     (a)  Each Option shall expire upon the earlier to occur of
(i) the Exercise Date with respect to such Option, (ii) except as set forth in Section 7(b) hereof, the date that the employment of the Eligible Employee with the Corporation and its Subsidiaries terminates (as determined by the Committee), or (iii) the termination of the Option by the Eligible Employee pursuant to
Section 7(c) hereof. Upon the expiration or termination of an Option hereunder, all amounts then credited to the Eligible Employee's Purchase Account, including interest, shall be paid to the Eligible Employee and the Eligible Employee's Purchase Account shall be closed in accordance with then provisions of
Section 4(d) hereof. Upon the closing of the Purchase Account, all rights and privileges hereunder of the Eligible Employee with respect to such Option shall be terminated. Any such termination of an Option shall not affect the right of an individual to be granted an Option on any other Offering Date determined hereunder, if such individual is an Eligible Employee as of any such date.




                                    A-5

     (b) If during the term of an Option an Eligible Employee's employment with the Corporation and its Subsidiaries terminates due to retirement with the consent of the Corporation, the Eligible Employee shall have the right, within thirty (30) days thereafter but not later than five (5) business days prior to the Exercise Date, to exercise such Option to purchase all or any part of the Eligible Employee's Elected Shares. If during the term of an Option the Eligible Employee shall become medically disabled or shall die while in the employment of the Corporation or any Subsidiary of the Corporation, the Eligible Employee's estate, personal representative or beneficiary shall have the right, within twelve (12) months from the date of the Eligible Employee's medical disability or death but not later than five
(5) business days prior to the Exercise Date, to exercise such Option to purchase all or any part of the Eligible Employee's Elected Shares. Options exercised pursuant to the terms of this
Section 7(b) may be exercised (during the specified times) as to all or any part of the Elected Shares by written notice delivered in the manner set forth in Section 14(i) hereof and by tendering with such notice payment of any or all funds, including amounts credited to said Eligible Employee's Purchase Account and such other amounts as may be necessary to aggregate the required purchase price. Such Option shall be deemed exercised as of the date such notice is delivered; provided, however, that if such notice is delivered less than ten (10) business days prior to the Exercise Date with respect to such Option, such Option shall be deemed exercised as of such Exercise Date. Failure to deliver such notice and payment within the time provided shall be deemed an election not to exercise the Option, upon which the Option shall terminate and the Eligible Employee's Purchase Account shall be closed, as set forth in Section 7(a) hereof.

     Retirement of an Eligible Employee at the Eligible Employee's Normal Retirement Date in accordance with the provisions of any retirement plan adopted by the Corporation or by any Subsidiary shall be deemed to be a retirement with the consent of the Corporation. Whether any other termination of employment (either at any optional retirement date in accordance with the provision of any such retirement plan or otherwise) is to be considered retirement with the consent of the Corporation, and whether authorized leaves of absence or absences on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Committee, the determination of which shall be final and conclusive. Employment by the Corporation or any Subsidiary shall be deemed to be continuous and not to terminate during any uninterrupted period in which any employee is in the employment of the Corporation or any Subsidiary, but only if and so long, in the case of employment by a Subsidiary, as employment by such Subsidiary will, under the applicable provisions of the Code as then in effect, result in the same tax treatment as would be accorded if such Eligible Employee were an employee of the Corporation.

     (c) An Eligible Employee may at any time at least five (5) business days prior to the Exercise Date with respect to an Option (or such other date as may be selected by the Committee) terminate such Option in its entirety by written notice of such termination delivered in the manner set forth in Section 14(i) hereof. Such termination shall become effective as of the date such notice is received by the Corporation; provided, however, that if such notice is received within ten (10) business days prior to the Exercise Date with respect to such Option, such termination shall be


                                    A-6

deemed effective as of such Exercise Date. Upon such termination of the Option, the Eligible Employee's Purchase Account shall be closed, as set forth in Section 7(a) hereof.

8.   Exercise of Options and Payment for Common Stock.

     Except as provided otherwise in Section 7(b) or Section 11 hereof, each Option may be exercised only on the Exercise Date at the end of the Offering Period for such Option and may be exercised only with respect to an Eligible Employee's Elected
Shares. At least five (5) business days prior to the Exercise Date with respect to an Option, an Eligible Employee shall, on such forms as shall be provided by the Corporation, notify the Corporation of the Eligible Employee's election either to: (i) exercise such Option to purchase all or any part of the Elected Shares or, in lieu thereof, (ii) decline to so exercise such Option, which election, in either event, shall be effective as of said Exercise Date. In the event the Eligible Employee elects to exercise such Option with respect to all or a portion of his or her Elected Shares, the Eligible Employee shall tender to the Corporation all amounts then credited to the Eligible Employee's Purchase Account, including interest, along with such other amounts as may be necessary to purchase such Elected Shares. Any excess of amounts so tendered over the required purchase price shall be paid to the Eligible Employee and the Purchase Account shall be closed, in accordance with the provisions of Section 4(d) hereof. In the event the Eligible Employee declines to so exercise the Option with respect to his or her Elected Shares, all amounts then credited to the Eligible Employee's Purchase Account, including interest, shall be paid to the Eligible Employee and the Purchase Account closed, in accordance with the provisions of Section 4(d) hereof. Should the Eligible Employee fail to deliver the notification form referred to in this Section 8, such failure shall be deemed an election by said Eligible Employee to decline to exercise the Option with respect to all Elected Shares.

9.   Transferability and Designation of Beneficiary.

     (a) No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein, shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime, or pursuant to Section 7(b) hereof, by such Eligible Employee's beneficiary (as described in Section 9(b) hereof), estate or the person who acquires the right to exercise such Option upon such Eligible Employee's death by bequest or inheritance.

     (b) Each Eligible Employee may file a written designation of beneficiary who is to receive any stock or cash in the event that such Eligible Employee dies after the end of an Offering Period but before the issuance of the shares or dies during an Offering Period but before the applicable Exercise Date.




                                    A-7

10.  Adjustment Provisions.

     The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each outstanding Option shall be appropriately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.

11.  Merger and Consolidation; Dissolution.

     After (i) the merger of one or more corporations into the Corporation or any Subsidiary, (ii) any merger of the Corporation or any Subsidiary into another corporation, (iii) any consolidation of the Corporation or any Subsidiary and one or more other corporations, or (iv) any other corporate reorganization of any form involving the Corporation or any Subsidiary as a party thereto, which such event involves any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each holder of an Option at the time of such corporate reorganization shall be entitled to receive, at no additional cost, upon any exercise of such Eligible Employee's Option and in lieu of the number of Elected Shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Eligible Employee would have been entitled pursuant to the terms of the agreement of merger or reorganization if at the time of such merger or reorganization such Eligible Employee had been a holder of record of a number of shares of Common Stock equal to the number of Elected Shares with respect to which such Option shall then be so exercised. Comparable rights shall accrue to a holder of an Option in the event of successive mergers or consolidations of the character described above. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.

     In the event of (i) the adoption of a plan of merger, consolidation, share exchange or similar transaction of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) by the Corporation of a majority of the stock of a significant Subsidiary of the Corporation or substantially all of the assets of the Corporation or of a significant Subsidiary of the Corporation; (iii) the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, as of the date of approval of this Plan by the Corporation's shareholders, more than 5% of the Corporation's securities, in the absence of a prior expression of approval of the Board; (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the



                                     A-8

election, or the nomination for election by the Corporation's shareholders, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) any other change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act or the acquisition of control, within the meaning of Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, or Section 602 of the Change in Bank Control Act of 1978, of the Corporation by any person, company or other entity, then any Option granted hereunder shall become immediately exercisable as to the Eligible Employee's Elected Shares, subject to any appropriate adjustments in the number of such Elected Shares and the Option Price thereof, and shall remain exercisable through the applicable Exercise Date, subject to all of the terms of this Plan not inconsistent with this Section 11.

     Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted under the Plan shall terminate, but the Eligible Employee shall have the right, following the adoption of a plan of dissolution or liquidation and in any event prior to such dissolution or liquidation, to exercise his or her Option to purchase his or her Elected Shares, subject to all of the other terms of this Plan not inconsistent with this Section 11.

12.  Conditions Subsequent to Effective Date.

     The Plan is subject to the approval of the Plan in accordance with applicable law by the shareholders of the Corporation within twelve (12) months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

13. Limitation on Options. Notwithstanding any other provisions of the Plan to the contrary:

     (a) The Corporation intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and the Treasury Regulations issued thereunder and that the Plan shall satisfy the requirements of Rule 16b-3 of the Exchange Act. Any provisions required to be included in the Plan under Section 423 of the Code and the Treasury Regulations issued thereunder or under the Exchange Act are hereby included as fully as though set forth in the Plan at length.

     (b) No Eligible Employee shall be granted an Option under the Plan which would permit such Eligible Employee to purchase, in any single calendar year, under this Plan or any other employee stock purchase plans (as defined in Section 423 of the Code) of the Corporation and any parent or Subsidiary of the Corporation, a number of shares of Common Stock that has an aggregate Fair Market Value (determined in each case as of the date of the grant of such option) in excess of $25,000. Any Option granted under the Plan that would otherwise be in violation of this Section 13(b) shall be deemed to be modified to the extent necessary to satisfy the requirements hereof. This
Section 13(b) shall not limit the amount of Common Stock that an Eligible Employee may purchase under any other stock option or stock bonus plan.




                                     A-9

     (c) All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock that may be purchased under Options granted pursuant to Section 3 hereof shall bear a uniform relationship to the compensation of Eligible Employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances and shall be consistent with Section 423 of the Code or regulations thereunder

     (d)  The Plan shall terminate when there are no Available
Shares remaining hereunder or upon earlier termination as provided in Section 14(c) hereof.

14.  Miscellaneous.

     (a) Legal and Other Requirements. The obligations of the Corporation to sell and deliver Common Stock under the Plan shall be subject to all applicable foreign or domestic laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act and the requirements of any stock exchange or securities association upon which the shares of Common Stock may be included if deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

     (b) No Obligation To Exercise Options. The granting of an Option shall impose no obligation upon an Eligible Employee to purchase any shares covered by such Option unless such Eligible Employee affirmatively elects to purchase Common Stock as described in Section 8 hereof.

     (c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Corporation, may from time to time alter, amend, suspend or discontinue the Plan or any Option granted hereunder or may at any time terminate the Plan, except that the Board may not (except to the extent provided in Section 10 or Section 11 hereof): (i) increase the total number of Available Shares to more than 300,000; (ii) increase the Offering Period of any Option; (iii) decrease the minimum Option Price; (iv) change the class of Eligible Employees; or (v) effect any other change inconsistent with Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this subsection
Section 14(c) may materially and adversely affect any outstanding Option without the consent of the holder thereof.

     (d) Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

     (e) Withholding Taxes. Upon the exercise of any Option under the Plan, the Committee shall have the right to require the Eligible Employee to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.




                                     A-10

     (f) Right To Terminate Employment. Nothing in the Plan or in any Option or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee the right to continue in the employment of the Corporation or any Subsidiary or shall affect in any way any right that the Corporation or any Subsidiary, as the case may be, may have to terminate the employment of such Eligible Employee.

     (g) Rights as a Shareholder. No Eligible Employee shall have any right as a shareholder with respect to shares purchased pursuant to the Options granted hereunder until full payment has been made for such shares and until certificates for such shares are actually issued to such Eligible Employee. No adjustment will be made for dividends or other rights for which the record date occurs prior to the date of such issuance.

     (h) Gender and Headings. Throughout the Plan, whenever the context requires or permits, the masculine gender shall include the feminine and vise versa. The headings to the sections of the Plan are for convenience only and shall not limit, modify, define or expand express provisions of the Plan.

     (i) Notices. Every direction, revocation or notice authorized or required by the Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows:
Chief Financial Officer, First Charter Corporation, Post Office Box 228, Concord, North Carolina 28026-0228, or at such other address as the Corporation, by notice to the Eligible Employee, may designate in writing from time to time; and to the Eligible Employee, at the address shown on the records of the Corporation, or at such other address as the Eligible Employee, by notice to the Corporation, may designate in writing from time to time.

     (j) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the state of North Carolina, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.

     (k) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation or adjustment of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

     (l) Rights of Corporation. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of the business or assets.




                                    A-11


15.  Effectiveness of the Plan:

     The Plan shall become effective only if:

     (a)  The Plan shall have been adopted by the Board; and

     (b) The Plan shall have been approved by the affirmative vote of at least a majority of the votes cast with respect to approval of the Plan at the shareholders' meeting at which the Plan is considered.



                                    A-12






PROXY           THIS PROXY IS SOLICITED ON BEHALF
                    OF THE BOARD OF DIRECTORS
                    FIRST CHARTER CORPORATION

          Annual Meeting of Shareholders, April 28, 1998

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Shareholder of First Charter Corporation, a North Carolina corporation (the "Corporation"), hereby constitutes and appoints Robert O. Bratton, David E. Keul, and Anne C. Forrest, and each or any of them, severally as attorneys and proxies for the undersigned, with full power of substitution, for and on behalf of the undersigned to act and vote as indicated below, according to the number of shares of the Corporation's Common Stock held of record by the undersigned on April 28, 1998, and as fully as the undersigned would be entitled to act and vote if personally present at the Annual Meeting of Shareholders to be held at the Cabarrus Country Club, Weddington Road N.W., Concord, North Carolina at 5:00 p.m., April 28, 1998, and any adjournment or adjournments thereof (the "Annual Meeting"), as follows:

(1)  ELECTION OF DIRECTORS

     [ ] FOR electing the seven nominees listed below for the terms indicated.

     [ ] WITHHOLD AUTHORITY to vote for election of all nominees listed below.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

 Term Expiring 2001          Term Expiring 2000          Term Expiring 1999
 ------------------          ------------------          ------------------
 J. Knox Hillman, Jr.         Charles F. Harry III        T. Carl Dedmon
 Lawrence M. Kimbrough                                    John J. Godbold, Jr.
 Dr. Jerry E. McGee
 Thomas R. Revels

(2)  APPROVAL OF THE ADOPTION OF THE FIRST CHARTER CORPORATION
     1999 EMPLOYEE STOCK PURCHASE PLAN

     [ ]   FOR             [ ]  AGAINST         [ ]  ABSTAIN


(3)  RATIFICATION OF SELECTION OF KPMG PEAT MARWICK LLP AS
     INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998

     [ ]   FOR             [ ]  AGAINST         [ ]  ABSTAIN

(4) In their discretion, the proxies are authorized to act and vote upon any other business which may properly be brought before said meeting or any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the Annual Meeting of Shareholders or any adjournment thereof, or if only one such attorney or proxy be present and acting, then that one, shall have and may exercise all powers hereby conferred.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, AND
3.

                              The undersigned hereby
                              acknowledges receipt of the Notice
                              of Annual Meeting of Shareholders,
                              dated March 17, 1998, the Proxy
                              Statement and the 1997 Annual Report
                              to Shareholders furnished therewith.

                              Dated this __ day of___________, 1998.


                              ________________________________ (SEAL)


                              ________________________________ (SEAL)

                               NOTE: Signature should agree with
                               name on stock certificate as printed
                               thereon.  When shares are held by joint
                               tenants, both should sign.  Executors,
                               administrators, trustees and other
                               fiduciaries, and persons signing on
                               behalf of corporations or
                               partnerships, should so indicate when
                               signing.

                               PLEASE MARK, DATE, SIGN AND RETURN THIS
                               PROXY PROMPTLY.  THANK YOU.